As filed with the Securities and Exchange Commission on May 9, 1995
                                                      Registration No. 33-______
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act Of 1933
                              _____________________

                           STONE CONTAINER CORPORATION
               (Exact name of issuer as specified in its charter)

            Delaware                                   36-2041256
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

     150 North Michigan Avenue,                                  60601
     Chicago, Illinois
     (Address of principal executive offices)                (Zip Code)

                               ___________________

                           Stone Container Corporation
                          1995 Long-Term Incentive Plan
                            (Full title of the plan)
                                                       Copy to:
     ARNOLD F. BROOKSTONE                              JIM L. KAPUT
     Executive Vice-President-                         Sidley & Austin
       Chief Financial and Planning Officer            One First National Plaza
     Stone Container Corporation                       Chicago, Illinois  60603
     150 North Michigan Avenue                         (312) 853-7000
     Chicago, Illinois  60601
     (312) 346-6600
     (Name, address and telephone number,
     including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed              Proposed
                                                            maximum               maximum
Title of securities                  Amount to be           offering price        aggregate offering        Amount of
to be registered                     registered             per share             price                     registration fee
- ------------------------------------------------------------------------------------------------------------------------------
Common Stock                         13,000,000 (2)         $19.25                $250,250,000              $86,294(3)
$.01 par value (1)

- ------------------------------------------------------------------------------------------------------------------------------

(1) Each share of Common Stock has associated with it one preferred share purchase right (a "Right"). Rights initially are carried and traded with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(2) Plus such additional number of shares and Rights as may be issuable by reason of the operation of the antidilution provisions of the Stone Container Corporation 1995 Long-Term Incentive Plan.

(3) Pursuant to Rule 457(h), the registration fee has been calculated based upon the average of the high and low prices of Common Stock on May 8, 1995 reported in the Wall Street Journal as New York Stock Exchange Composite Transactions.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Stone Container Corporation ("Stone Container" or the "Company") are incorporated herein by reference:

          (a) Stone Container's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (b)  Stone Container's Report on Form 8-K dated February 6, 1995;

          (c) The description of Stone Container common stock, par value $.01 per share (the "Common Stock") which is contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description; and

          (d) The description of the Stone Container preferred share purchase rights (the "Rights") which is contained in a registration statement filed under the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

          All documents filed by Stone Container pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated by reference herein is deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Reference is made to Section 145 ("Section 145") of the Delaware General Corporation Law of the State of Delaware (the "Delaware GCL") which provides for indemnification of directors and officers in certain circumstances.

          In accordance with Section 102(b)(7) of the Delaware GCL, the Company's Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the Delaware GCL (unlawful payment of dividends) or (iv) transactions from which a director derives an improper personal benefit.

          The Restated Certificate of Incorporation of the Company provides for indemnification of directors and officers to the full extent provided by the Delaware GCL, as amended from time to time. It states that the indemnification provided therein shall not be deemed exclusive. The Company may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify him against such expense, liability or loss, under the provisions of the Delaware GCL.

          Pursuant to Section 145 and the Restated Certificate of Incorporation, the Company maintains directors' and officers' liability insurance coverage.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

Exhibit
Number         Description of Exhibit
- -------        ----------------------

4(a) Restated Certificate of Incorporation of Stone Container, filed as Exhibit 3(a) to Stone Container's Registration Statement on Form S-1, filed on July 27, 1994, File No. 33-54769, is hereby incorporated by reference.

*4(b) By-laws of Stone Container, as amended and in effect March 27, 1995.

*4(c)          Stone Container Corporation 1995 Long-Term Incentive Plan.

4(d) Rights Agreement, dated as of July 25, 1988, between Stone Container and The First National Bank of Chicago, filed as
               Exhibit 1 to Stone Container's Registration Statement on Form 8-A dated July 27, 1988, is hereby incorporated by reference.

4(e) Amendment to Rights Agreement, dated as of July 23, 1990, between Stone Container and The First National Bank of Chicago, filed as
               Exhibit 1A to Stone Container's Form 8 dated August 2, 1990 amending the Company's Registration Statement on Form 8-A dated July 27, 1988, is hereby incorporated by reference.

*5 Opinion of Leslie T. Lederer, Vice President, Secretary and Counsel of the Company.

*23(a)         Consent of Price Waterhouse LLP.

*23(b) The consent of Leslie T. Lederer is contained in his opinion filed as Exhibit 5 to the Registration Statement.

*24            Powers of Attorney.
_________________________

*  Filed herewith

ITEM 9.   UNDERTAKINGS

          (a)  The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 9th day of May, 1995.

                                   STONE CONTAINER CORPORATION



                                   By:  Leslie T. Lederer
                                        ---------------------------------------
                                        Leslie T. Lederer
                                        Vice-President
                                        Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 9, 1995:


              *                    Chairman of the Board, President
- ------------------------------       and Chief Executive Officer
       Roger W. Stone                (Principal Executive Officer)


              *                    Executive Vice-President - Chief
- ------------------------------       Financial and Planning Officer
       Arnold F. Brookstone          (Principal Financial Officer)


              *                    Senior Vice-President and Corporate
- ------------------------------       Controller (Principal Accounting
       Thomas P. Cutilletta          Officer)


                                   Director
- ------------------------------
       Richard A. Giesen


              *                    Director
- ------------------------------
       James J. Glasser


              *                    Director
- ------------------------------
       Jack M. Greenberg


                                   Director
- ------------------------------
       George D. Kennedy

                                   Director
- ------------------------------
       Howard C. Miller, Jr.


              *                    Director
- ------------------------------
       John D. Nichols


              *                    Director
- ------------------------------
       Jerry K. Pearlman


              *                    Director
- ------------------------------
       Richard J. Raskin


              *                    Director
- ------------------------------
       Alan Stone


              *                    Director
- ------------------------------
       Avery J. Stone


                                   Director
- ------------------------------
       Ira N. Stone


              *                    Director
- ------------------------------
       James H. Stone


*By:  Leslie T. Lederer
      -----------------------------
      Leslie T. Lederer
      (Attorney-in-fact)

                                INDEX TO EXHIBITS


Exhibit
Number     Description of Exhibit                                          Page
- -------    ----------------------                                          ----

4(a) Restated Certificate of Incorporation of Stone Container, filed as Exhibit 3(a) to Stone Container's Registration Statement on Form S-1, filed on July 27, 1994, File No. 33-54769, is hereby incorporated by reference.

*4(b)      By-laws of Stone Container, as amended and in effect
           March 27, 1995.

*4(c)      Stone Container Corporation 1995 Long-Term Incentive Plan.

4(d) Rights Agreement, dated as of July 25, 1988, between Stone Container and The First National Bank of Chicago, filed as
           Exhibit 1 to Stone Container's Registration Statement on Form 8-A dated July 27, 1988, is hereby incorporated by reference.

4(e) Amendment to Rights Agreement, dated as of July 23, 1990, between Stone Container and The First National Bank of Chicago, filed as Exhibit 1A to Stone Container's Form 8 dated August 2, 1990 amending the Company's Registration Statement on Form 8-A dated July 27, 1988, is hereby incorporated by reference.

*5 Opinion of Leslie T. Lederer, Vice President, Secretary and Counsel of the Company.

*23(a)     Consent of Price Waterhouse LLP.

*23(b) The consent of Leslie T. Lederer is contained in his opinion filed as Exhibit 5 to the Registration Statement.

*24        Powers of Attorney.

____________________

*  Filed herewith